UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 6, 2015

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission

File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 6, 2015, W&T Offshore, Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”) in Houston, Texas. The proposals voted upon at the Annual Meeting and the final voting results are indicated below. For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2015.

Proposal 1: To elect six directors to hold office until the 2016 Annual Meeting. All nominees were elected by the votes indicated.

Nominee	Voted For	Votes Withheld	Abstentions	Broker Non-Votes

Virginia Boulet	51,277,286	6,749,213	268,570	9,013,915

Robert I. Israel	57,371,301	610,150	313,618	9,013,915

Stuart B. Katz	51,194,712	6,833,626	266,731	9,013,915

Tracy W. Krohn	53,965,109	4,065,581	264,379	9,013,915

S. James Nelson, Jr.	57,382,356	648,401	264,312	9,013,915

B. Frank Stanley	51,264,102	6,761,990	268,977	9,013,915

Proposal 2: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the year ended 2015. The proposal was approved by the votes indicated.

Voted For	Voted Against	Abstentions	Broker Non-Votes

66,696,269	168,568	444,147	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: May 7, 2015	By:	/s/ John D. Gibbons
John D. Gibbons
Senior Vice President and Chief Financial Officer